Exhibit 99.3

QUICKSILVER RESOURCES INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The accompanying unaudited pro forma condensed consolidated financial statements of Quicksilver Resources Inc. (the “Company”) are presented to display the effects of the November 1, 2007 disposition of its Michigan, Indiana and Kentucky properties on its historical financial position and operating results.  Net cash proceeds received from the sale of these properties were approximately $740.0 million, reflecting $10.0 million of transaction costs.  These proceeds are expected to be used to repay outstanding borrowings on the Company’s revolving credit facility, pay taxes on the disposition, employee severance costs of approximately $5.4 million, and for other various working capital purposes.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2007 has been prepared based on the historical condensed consolidated balance sheet of the Company assuming that the disposition closed on June 30, 2007.  The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 have been prepared based on the historical condensed consolidated statements of operations of the Company for such periods and assume that the transaction closed on January 1, 2006.

These unaudited pro forma financial statements are provided for illustrative purposes and do not purport to represent what the Company’s results of operations or financial position would have been if such disposition had occurred on the above mentioned dates.  The use of estimates is required and actual results could differ from the estimates used.  The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the disposition.  These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

QUICKSILVER RESOURCES INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2007
In thousands, except for share data – Unaudited

		Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$3,258	$740,000	(a)	$271,858
		(466,000)	(b)
		(5,400)	(c)
Accounts receivable, net of allowance for doubtful accounts	67,076			67,076
Current derivative assets	25,968			25,968
Other current assets	32,091			32,091
Total current assets	128,393	268,600		396,993

Investments in and advances to equity affiliates	7,333	444,669	(d)	452,002

Property, plant and equipment – net (“full cost”)	2,099,055	(599,754)	(e)	1,499,301

Non-current derivative assets	-			-

Other assets	22,834	(7,338)	(e)	15,496
	$2,257,615	$106,177		$2,363,792

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$220	$-		$220
Accounts payable	137,888			137,888
Accrued liabilities	40,887			40,887
Derivative obligations	882			882
Current taxes payable	-	50,000	(f)	50,000
Current deferred income taxes	7,923			7,923
Total current liabilities	187,800	50,000		237,800

Long-term debt	1,217,472	(466,000)	(b)	751,472

Derivative obligations	6,018			6,018

Asset retirement obligations	28,666			28,666

Deferred income taxes	180,311	150,262	(f)	330,573

Minority interest	7,892			7,892

Stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-			-
Common stock, $0.01 par value, 200,000,000 shares authorized and 81,207,935 shares issued	812			812
Paid in capital in excess of par value	256,528			256,528
Treasury stock of 2,600,536 shares	(11,558)			(11,558)
Accumulated other comprehensive income	41,998			41,998
Retained earnings	341,676	577,577	(g)	713,591
		(5,400)	(c)
		(200,262)	(f)
Total stockholders’ equity	629,456	371,915		1,001,371
	$2,257,615	$106,177		$2,363,792

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

QUICKSILVER RESOURCES INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2007
In thousands, except for per share data – Unaudited

		Pro Forma
	Historical	Adjustments		Pro Forma
Revenues
Oil, gas and related product sales	$247,251	$(75,416)	(h)	$171,835
Other revenue	5,727	(754)	(h)	4,973
Total revenues	252,978	(76,170)		176,808

Expenses
Oil and gas production costs	60,558	(25,090)	(h)	35,468
Production and ad valorem taxes	8,702	(4,993)	(h)	3,709
Other operating costs	1,085	(105)	(h)	980
Depletion, depreciation and accretion	52,499	(14,790)	(m)	37,709
Provision for bad debts	(264)	-		(264)
General and administrative	20,260	2,170	(i)	22,430
Total expenses	142,840	(42,808)		100,032

Income (loss) from equity affiliates	397	(397)	(j)	-

Operating income	110,535	(33,759)		76,776
Income from BreitBurn Energy Partners L.P. investment	-	2,719	(n)	2,719
Other income-net	(1,471)	97	(k)	(1,374)
Interest expense	33,168	(11,207)		21,961

Income before income taxes and minority interest	78,838	(19,930)		58,908
Income tax expense	24,065	(7,005)	(l)	17,060
Minority interest	191	-		191

Net income	$54,582	$(12,925)		$41,657

Basic net income per common share	$0.71			$0.54
Diluted net income per common share	$0.66			$0.51

Weighted average common shares outstanding
Basic	77,396			77,396
Diluted	84,029			84,029

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

QUICKSILVER RESOURCES INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2006
In thousands, except for per share data – Unaudited

		Pro Forma
	Historical	Adjustments		Pro Forma
Revenues
Oil, gas and related product sales	$386,540	$(164,060)	(h)	$222,480
Other revenue	3,822	(1,502)	(h)	2,320
Total revenues	390,362	(165,562)		224,800

Expenses
Oil and gas production costs	95,176	(44,921)	(h)	50,255
Production and ad valorem taxes	15,619	(10,659)	(h)	4,960
Other operating costs	1,461	(1,081)	(h)	380
Depletion, depreciation and accretion	78,800	(27,708)	(m)	51,092
Provision for bad debts	700	-		700
General and administrative	24,936	4,160	(i)	29,096
Total expenses	216,692	(80,209)		136,483

Income (loss) from equity affiliates	526	(526)	(j)	-

Operating income	174,196	(85,879)		88,317
Income from BreitBurn Energy Partners L.P. Investment	-	21,546	(n)	21,546
Other income-net	(1,825)	42	(k)	(1,783)
Interest expense	44,061	(5,593)		38,468

Income before income taxes and minority interest	131,960	(58,782)		73,178
Income tax expense	38,150	(20,662)	(l)	17,488
Minority interest	91	-		91

Net income	$93,719	$(38,120)		$55,599

Basic net income per common share	$1.22			$0.72
Diluted net income per common share	$1.15			$0.69

Weighted average common shares outstanding
Basic	76,707			76,707
Diluted	83,133			83,133

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

QUICKSILVER RESOURCES INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The unaudited pro forma condensed consolidated balance sheet at June 30, 2007 reflects the following adjustments:

(a)	Adjustments for the net cash proceeds of $740.0 million, which is the cash portion of the consideration received by Quicksilver less $10.0 million in transaction fees.
(b)	Adjustments to reflect the repayment of the balance outstanding at June 30, 2007 under the U.S. revolving loan agreement which was anticipated in planning the divestment of the assets.
(c)	Adjustment to reflect the payment of severance benefits to employees at closing of the transaction.
(d)
Adjustment to reflect the receipt of 21,347,972 units of BreitBurn Energy Partners L.P. as the equity portion of the consideration received from the contribution of assets to BreitBurn Operating L.P. The value of the equity proceeds and the carrying value of the equity investment is reduced to reflect the deferral of gain of $279.5 million from the disposition proportionate to the equity ownership percentage which Quicksilver will have in BreitBurn Energy Partners L.P. of approximately 31.6 percent.

(e)	Adjustments to reflect the basis of the net property and equipment and other assets contributed to BreitBurn Operating L.P.
(f)
Adjustments to reflect a current income tax liability of $50.0 million and a deferred tax liability of $150.3 million related to the gain on the disposition and the tax reduction from transaction fees and employee severance fees paid.

(g)	Adjustment to record the estimated gain on sale of properties which has been calculated as follows:

(in millions)
Proceeds (net of gain deferral of $279.5 million)	$1,194.7
Net basis of assets sold	607.1
Transaction fees	10.0
Pre-tax gain	$577.6
Income taxes at 35.0%	202.2
Pro forma gain on disposition, net of tax	$375.4

The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2006 and the six months ended June 30, 2007 reflect the following adjustments:

(h)	Adjustments to reverse the revenues and operating expenses of the properties contributed.
(i)	Adjustment to reverse the COPAS overhead recoveries attributed to general and administrative expense.
(j)	Adjustment to reverse income from equity affiliates.
(k)	Adjustment to reverse other income.
(l)	Adjustment for the income tax consequences of the pro forma adjustments at the estimated effective tax rate for the assets contributed.
(m)	Adjustment to depletion, depreciation and accretion for properties contributed.
(n)	Adjustment to reflect 31.6 percent of the pro forma net income of BreitBurn Energy Partners L.P.